Exhibit 99.1

Press Release
TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1500 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

TIDEWATER RECEIVES APPROVAL OF FIRST DAY MOTIONS

NEW ORLEANS, May 19, 2017— Tidewater Inc. (NYSE: TDW) (“Tidewater” or the “Company”) today announced that the United States Bankruptcy Court for the District of Delaware has granted the relief requested by the Company in certain first day motions related to ordinary course business activities. Among other things, the approved motions authorize the Company to pay prepetition employee wages and benefits without interruption, maintain its insurance programs, utilize its current cash management system, and pay undisputed prepetition obligations owed to its vendors and trade creditors in the ordinary course of business.

Jeffrey M. Platt, President and Chief Executive Officer of Tidewater, said, “With the entry of these ‘first day orders’, the Company will continue normal operations as we work to implement a comprehensive financial restructuring. I would like to thank all of our stakeholders, including our lenders, noteholders, stockholders, employees, customers, vendors, and trade creditors for working constructively with us during this challenging time.”

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this press release provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statement. Among those risks and uncertainties, many of which are beyond the control of the Company, including, without limitation, the ability to confirm and consummate a plan of reorganization in accordance with the terms of a previously-disclosed prepackaged plan of restructuring (the “Prepackaged Plan”); risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of working capital during the pendency of such cases; risks associated with third party motions in the bankruptcy cases, which may interfere with the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Prepackaged Plan; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization in accordance with the terms of the Prepackaged Plan; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; volatility in worldwide energy demand and oil and gas prices, and continuing depressed levels of oil and gas prices, without a clear indication of if, or when, prices will recover to a level to support renewed offshore exploration activities; consolidation of our customer base; fleet additions by competitors and industry overcapacity; our views with respect to the need for and timing of the replenishment of our asset base, including through acquisitions or vessel construction; changes in capital spending by customers in the energy industry for offshore exploration, field development and production; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; delays and other problems associated with vessel construction and maintenance; uncertainty of global financial market conditions and difficulty in accessing credit or capital; potential difficulty in meeting financial covenants in material debt or other obligations of the Company or in obtaining covenant relief from lenders or other contract parties; acts of terrorism and piracy; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced, or requirements that services provided locally be paid in local currency, in each case especially in higher political risk countries where we operate; foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; and the resolution of pending legal proceedings. Readers should consider all of these risk factors as well as other information contained in this press release.

Additional details about the restructuring are available on the Company’s website and at http://dm.epiq11.com/tidewater, or via the Company’s restructuring information line 844-843-0204 (toll free) or 504-597-5543 (international calls).

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

INVESTOR CONTACT: Tidewater Inc.

Quinn P. Fanning, Executive Vice President and Chief Financial Officer

713-470-5300

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

MEDIA CONTACT: Jennifer E. Mercer

Epiq Strategic Communications for Tidewater

310-712-6215

SOURCE: Tidewater Inc.

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